DDL ELECTRONICS, INC.

                      ANNUAL MEETING OF STOCKHOLDERS
                               MAY 31, 1995

                  FINAL REPORT OF INSPECTORS OF ELECTION

WE, THE SUBSCRIBERS, INSPECTORS OF ELECTION, DO HEREBY CERTIFY:

     1. We were duly appointed to act as Inspectors of Election at the Annual Meeting of Stockholders of DDL
          Electronics, Inc. (the "Company"), held at the Radisson
          Suites Hotel, 5500 North River Road, Rosemont, Illinois
          60018, on Wednesday, May 31, 1995, at 10:00 a.m.

     2. At the close of business on April 17, 1995, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding entitled to vote 15,908,504 shares of Common Stock, each such share being entitled to one vote.

     3. The holders of a total of 12,809,181 shares of the Company's Common Stock entitled to vote were present in person or represented by proxy at the Meeting or 80.52 percent of the total shares issued and outstanding and entitled to vote at the Meeting, constituting a quorum.

     4. The following named persons received the following votes with respect to the election of directors:

                              FOR            WITHHELD

John F. Coyne            2,743,980           42,782

Rockell N. Hankin        2,744,980           41,782

Bernee D. L. Strom       9,988,812           28,458

Erven Tallman            9,988,812           28,458

          IN WITNESS WHEREOF, we have made this final report and have hereunto set our hands this 14th day of June, 1995.


                                   /s/  Creighton D. Dunlop

                                   /s/  Christopher D. Pettine